[LOGO] MetLife(R)                      VARIABLE ANNUITY APPLICATION                            SEND APPLICATION AND CHECK TO:

Home Office Address (no correspondence)                                                   METLIFE INVESTORS INSURANCE COMPANY
13045 Tesson Ferry . St. Louis, MO 63128                  Policy Service Office: P.O. Box 10366 . Des Moines, Iowa 50306-0366
                                                                        For Express Mail Only . 4700 Westown Parkway Ste. 200
                                                                                             . West Des Moines, IA 50266-2266
MetLife Investors Variable Annuity Class AA                                               FOR ASSISTANCE CALL: THE SALES DESK

ACCOUNT INFORMATION

1. ANNUITANT

---------------------------------------------------------------------   Social
Name      (First)                     (Middle)     (Last)               Security Number ___________ -- _________ -- _________

                                                                        Sex [_] M [_] F   Date of Birth ______/______/_______

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Address             (Street - No P.O. Box)   (City)   (State)   (Zip)   Phone (______) ______________________________________

2. OWNER (COMPLETE ONLY IF DIFFERENT THAN ANNUITANT)

Correspondence is sent to the Owner.



---------------------------------------------------------------------   Social
Name      (First)                     (Middle)     (Last)               Security/Tax ID Number _______ -- ______ -- _________

                                                                        Sex [_] M [_] F   Date of Birth/Trust ____/____/_____

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Address             (Street - No P.O. Box)   (City)   (State)   (Zip)   Phone (______) ______________________________________

3. JOINT OWNER

---------------------------------------------------------------------   Social
Name      (First)                     (Middle)     (Last)               Security Number ___________ -- _________ -- _________

                                                                        Sex [_] M [_] F   Date of Birth ______/______/_______

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Address             (Street - No P.O. Box)   (City)   (State)   (Zip)   Phone (______) ______________________________________

4. BENEFICIARY

Show full name(s), address(es), relationship to Owner, Social Security Number(s), and percentage each is to receive. Use the
Special Requests section if additional space is needed. UNLESS SPECIFIED OTHERWISE IN THE SPECIAL REQUESTS SECTION, IF JOINT
OWNERS ARE NAMED, UPON THE DEATH OF EITHER JOINT OWNER, THE SURVIVING JOINT OWNER WILL BE THE PRIMARY BENEFICIARY, AND THE
BENEFICIARIES LISTED BELOW WILL BE CONSIDERED CONTINGENT BENEFICIARIES.

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Primary Name                (Street - No P.O. Box)                        Relationship        Social Security Number        %

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Primary Name                (Street - No P.O. Box)                        Relationship        Social Security Number        %

                                                                                                     --    --
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Contingent Name             (Street - No P.O. Box)                        Relationship        Social Security Number        %

                                                                                                     --    --
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Contingent Name             (Street - No P.O. Box)                        Relationship        Social Security Number        %

ANNUITY PAYMENTS AND TERMINATION VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE
SEPARATE ACCOUNT, ARE VARIABLE, MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

5. PLAN TYPE                                                                      6. PURCHASE PAYMENT

INDICATE ONLY HOW CONTRACT IS TO BE ISSUED.                                       FUNDING SOURCE OF PURCHASE PAYMENT
                                                                                  ----------------------------------
                                                                                  [_] 1035 Exchange [_] Check [_] Wire
.. NON-QUALIFIED ......... [_]
                                                                                  Initial Purchase
.. QUALIFIED
  TRADITIONAL IRA* ...... [_] Transfer [_] Rollover [_] Contribution - Year _____ Payment $ ____________________________
                                                                                               Make Check Payable to
.. QUALIFIED SEP IRA* .... [_] Transfer [_] Rollover [_] Contribution - Year _____                MetLife Investors

.. QUALIFIED ROTH IRA* ... [_] Transfer [_] Rollover [_] Contribution - Year _____ (Estimate dollar amount for 1035 exchanges, transfers, rollovers, etc.)
.. QUALIFIED 401 ......... [_]
                                                                                  Minimum Initial Purchase Payment:
*THE ANNUITANT AND OWNER MUST BE THE SAME PERSON.                                   $5,000 Non-Qualified $2,000 Qualified

7029 (10/07)                                                                                                            APPXC
                                                                                                                   APRIL 2008

RIDERS

7. BENEFIT RIDERS (subject to state availability and age restrictions )

These riders may only be chosen at time of application. PLEASE NOTE, THERE ARE ADDITIONAL CHARGES FOR THE OPTIONAL RIDERS. ONCE ELECTED THESE OPTIONS MAY NOT BE CHANGED.

1) LIVING BENEFIT RIDERS (Optional. Only ONE of the following Riders may be elected)

     [_]  Guaranteed Minimum Income Benefit Rider (GMIB)

     [_]  Guaranteed Minimum Income Benefit Plus Rider (GMIB PLUS) (2008)

     [_]  Guaranteed Withdrawal Benefit (GWB)

     [_]  Single Life - Lifetime Withdrawal Guarantee (LWG) (2008)

     [_]  Joint Life - Lifetime Withdrawal Guarantee (LWG) (2008)

     [_]  Guaranteed Minimum Accumulation Benefit Rider (GMAB)

2) DEATH BENEFIT RIDERS (Check one. If no election is made, the Principal Protection option will apply).

     [_]  Principal Protection (no additional charge)

     [_]  Annual Step-Up

     [_] Enhanced Death Benefit (may only be elected with GMIB Plus or without an optional Living Benefit Rider.)

3)   [_]  Earnings Preservation Benefit Rider

COMMUNICATIONS

8. TELEPHONE TRANSFER

I (We) authorize MetLife Investors Insurance Company (MetLife Investors) or any person authorized by MetLife Investors to accept telephone transfer instructions and/or future payment allocation changes from me (us) and my Registered Representative/Agent. Telephone transfers will be automatically permitted unless you check one or both of the boxes below indicating that you do not wish to authorize telephone transfers. MetLife Investors will use reasonable procedures to confirm that instructions communicated by telephone are genuine.

I (We) DO NOT wish to authorize telephone transfers for the following (check applicable boxes): [_] Owner(s) [_] Registered Representative/Agent

SIGNATURES

9. REPLACEMENTS

Does the applicant have any existing life insurance policies or annuity
contracts?                                                        [_] Yes [_] No

Is this annuity being purchased to replace any existing life insurance or
annuity policy(ies)?                                              [_] Yes [_] No

If "Yes," applicable disclosure and replacement forms must be attached.

10. FRAUD STATEMENT & DISCLOSURE

NOTICE TO APPLICANT:

ARKANSAS, LOUISIANA, AND NEW MEXICO RESIDENTS ONLY: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

DISTRICT OF COLUMBIA RESIDENTS ONLY: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

KENTUCKY RESIDENTS ONLY: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

MAINE, TENNESSEE, AND WASHINGTON RESIDENTS ONLY: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

NEW JERSEY RESIDENTS ONLY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

OHIO RESIDENTS ONLY: A person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing false or deceptive statement is guilty of insurance fraud.

PENNSYLVANIA RESIDENTS ONLY: ANNUITY PAYMENTS OR SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

PENNSYLVANIA RESIDENTS ONLY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

MASSACHUSETTS RESIDENTS ONLY: The variable annuity for which you are making this application gives us the right to restrict or discontinue allocations of purchase payments to the Fixed Account and reallocation from the Investment Divisions to the Fixed Account. This discontinuance right may be exercised for reasons which include but are not limited to our ability to support the minimum guaranteed interest rate of the Fixed Account when the yields on our Investments would not be sufficient to do so. This discontinuance will not be exercised in an unfairly discriminatory manner. The prospectus also contains additional information about our right to restrict access to the Fixed Account in the future.

BY SIGNING THIS APPLICATION, I ACKNOWLEDGE THAT I HAVE RECEIVED, READ AND UNDERSTOOD THE STATEMENTS IN THIS APPLICATION AND IN THE PROSPECTUS THAT THE FIXED ACCOUNT MAY NOT BE AVAILABLE AT SOME POINT DURING THE LIFE OF THE CONTRACT INCLUDING POSSIBLY WHEN THIS CONTRACT IS ISSUED.

FLORIDA RESIDENTS ONLY: A PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD OR DECEIVE ANY INSURANCE COMPANY FILES A STATEMENT OF CLAIM CONTAINING FALSE, INCOMPLETE OR MISLEADING INFORMATION IS GUILTY OF A FELONY OF THE THIRD DEGREE.

11. ACKNOWLEDGEMENT AND AUTHORIZATION

I (We) agree that the above information and statements and those made on all pages of this application are true and correct to the best of my (our) knowledge and belief and are made as the basis of my (our) application. I (We) acknowledge receipt of the current prospectus of MetLife Investors Variable Annuity Account One. PAYMENTS AND VALUES PROVIDED BY THE CONTRACT FOR WHICH APPLICATION IS MADE ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

I HAVE READ THE STATE FRAUD STATEMENT IN SECTION 10 ABOVE APPLICABLE TO ME.


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           (OWNER SIGNATURE & TITLE, ANNUITANT UNLESS OTHERWISE NOTED)

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                         (JOINT OWNER SIGNATURE & TITLE)

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                  (SIGNATURE OF ANNUITANT IF OTHER THAN OWNER)


Signed at
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                         (City)                            (State)

 Date
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12. AGENT'S REPORT

Does the applicant have any existing life insurance policies or annuity
contracts?                                                        [_] Yes [_] No

Is this annuity being purchased to replace any existing life insurance or
annuity policy(ies)?                                              [_] Yes [_] No

If "Yes," applicable disclosure and replacement forms must be attached.


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                                AGENT'S SIGNATURE

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                                      Phone

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                             Agent's Name and Number

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                            Name and Address of Firm

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                    State License ID Number (Required for FL)

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                              Client Account Number

Home Office Program Information:
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Select one. Once selected, the option cannot be changed.

Option A ________________ Option B ________________

Default as defined in the Selling Agreement or determined by firm.

7029 (10/07)                                                               APPAA
                                                                      APRIL 2008

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